UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CRYOPORT, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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17305 Daimler Street

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2018

[                ], 2018

Dear Fellow Stockholders:

The 2018 Annual Meeting of the Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada Corporation (the “Company”), will be held at Cryoport, 17305 Daimler Street, Irvine California 92614 on Thursday, May 17, 2018, at 10:00 a.m. PDT, for the following purposes:

(1)	To elect five directors;
(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2018;
(3)	To approve the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan;
(4)	To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 shares to 100,000,000 shares (the “Authorized Shares Proposal”);
(5)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the Annual Meeting;
(6)	To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Authorized Shares Proposal; and
(7)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, March 23, 2018 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. In accordance with Securities and Exchange Commission rules, we are furnishing our proxy materials on the Internet. As a result, we are mailing a notice to our stockholders, instead of a printed copy of the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The notice provides instructions on how to access those materials on the Internet and how to obtain printed copies.

We cordially invite you to attend our Annual Meeting. Whether or not you plan to attend the Annual Meeting, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet or, if you requested a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Sincerely,
/s/ Jerrell W. Shelton
Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2018

The Company’s proxy statement for the Annual Meeting and its annual report to stockholders for the year ended December 31, 2017 are available at www.cstproxy.com/cryoport/2018.

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 17, 2018

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), with respect to the 2018 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held at Cryoport, 17305 Daimler Street, Irvine California 92614 on Thursday, May 17, 2018, at 10:00 a.m. PDT.

The Notice of Internet Availability of Proxy Materials were first made available to stockholders on or about [                ], 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 17, 2018.

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) are available on the Internet at the following website: www.cstproxy.com/cryoport/2018. Other information on the website does not constitute a part of this Proxy Statement.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following matters:

(1)	To elect five directors;
(2)	To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2018;
(3)	To approve the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan;
(4)	To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 shares to 100,000,000 (the “Authorized Shares Proposal”);

(5)	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the Annual Meeting;

(6)	To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Authorized Shares Proposal; and
(7)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Why am I being provided with these materials?

Owners of record of the Company’s common stock as of the close of business on March 23, 2018 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

Who pays the cost of proxy solicitation?

Our Board is soliciting the enclosed proxy and we will bear the cost of this solicitation. We will make proxy solicitations by electronic or regular mail. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $14,000, plus reasonable and approved out-of-pocket expenses.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record owner of the Company’s common stock as of the close of business on the Record Date. Each share of the Company’s common stock is entitled to one vote. As of the Record Date, there were 27,486,606 shares of common stock outstanding and entitled to vote.

How do I vote?

There are several ways to cast your vote:

•	You may vote over the Internet, by going to www.cstproxyvote.com. You will need to type in the Control Number indicated on your Proxy Notice, if requested, and follow the instructions.

•	You may vote by mailing in the Proxy Card ballot, if you have requested one on or before May 3, 2018. To vote by mail using the Proxy Card (if you requested a printed copy of these proxy materials by mail), you will need to complete, sign and date your Proxy Card and return it promptly to Continental Stock Transfer & Co., 1 State Street Plaza, 30th Floor, New York, NY 10004, Attention: Proxy Department.

•	You may vote in person, at the commencement of our Annual Meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy notice will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.

Proposal 2:	The Board recommends a vote “FOR” the ratification of the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2018.

Proposal 3:	The Board recommends a vote “FOR” the approval of the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan.

Proposal 4:	The Board recommends a vote “FOR” the approval of the Authorized Shares Proposal.

Proposal 5:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.

Proposal 6:	The Board recommends a vote “FOR” the approval to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Authorized Shares Proposal.

We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority only with respect to Proposal 2 and Proposal 4. See “What are broker non-votes?” below for additional information.

What types of votes are permitted on each Proposal?

Proposal 1:	You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.

Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 4:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 5:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

Proposal 6:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” (for any nominees in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2 through 6 above) your vote will not be counted towards the vote total for such proposal.

How many votes are needed to approve each Proposal?

Proposal 1:	The five nominees receiving the most “FOR” votes will be elected.

Proposal 2:	There must be a “FOR” vote from the majority of votes cast.

Proposal 3:	There must be a “FOR” vote from the majority of votes cast.

Proposal 4:	There must be a “FOR” vote from a majority of the Company’s outstanding shares of capital stock entitled to vote.

Proposal 5:	There must be a “FOR” vote from the majority of votes cast.

Proposal 6:	There must be a “FOR” vote from the majority of votes cast.

The Board will be elected by a favorable vote of a plurality of the shares entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) and the Authorized Shares Proposal (Proposal 4) are routine matters and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1), the proposal to approve the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (Proposal 3) and the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 5), and the proposal to adjourn the meeting to solicit additional proxies if there are not sufficient votes at the time of the meeting (Proposal 6) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

What if my shares are not registered directly in my name but are held in “street name”?

If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

If I am a beneficial owner of Cryoport shares, how do I vote?

If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. As a beneficial owner, if you would like to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker or other applicable registered owner of your shares, in advance of the meeting.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

How many votes do I have?

On each matter to be voted upon, holders of our common stock have one vote for each share of our common stock owned as of the close of business on the Record Date.

How are the votes counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

Will stockholders be asked to vote on any other matters?

The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

How many Annual Reports and Proxy Statements are delivered to a shared address?

If you and one or more stockholders share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices at 17305 Daimler Street, Irvine, California 92614, Attn: Secretary; telephone: (949) 681-2727. If you want to receive separate copies of this Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

What does it mean if I receive more than one Notice or Proxy Notice?

If you receive more than one Proxy Notice, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Proxy Notice.

Can I change or revoke my vote after I submit my proxy?

Even after you have submitted your Proxy Card or voted by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed Proxy Card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board currently consists of five directors. Directors are elected on an annual basis. Each of the five directors will stand for re-election at the 2018 Annual Meeting to serve as a director until the 2019 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2019 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting in person. Each nominee has consented to serve as a director for the ensuing year. If one or more of the five nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Election

The five nominees for election as directors are set forth in the following table:

Richard Berman	Mr. Berman, age 75, became a member of our board of directors in January 2015 and serves as Lead Director, Chairman of the Audit Committee and member of the Compensation Committee and Nomination and Governance Committee of our board of directors. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman is a director of three public healthcare companies: Advaxis, Inc., Catasys, Inc. and Cryoport Inc. From 2002 to 2010, he was a director of Nexmed Inc. where he also served as Chairman and CEO in 2008 and 2009 (formerly Apricus Biosciences, Inc.); From 1998 to 2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO and was a director from 1998 to 2012. Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the then largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of the board of directors.

Dr.Robert Hariri, M.D., Ph.D.	Dr. Robert Hariri, M.D., Ph.D., age 59, became a member of our board of directors in September 2015 and serves as Chairman of the Scientific and Technology Committee and member of the Audit Committee and Nomination and Governance Committee of our board of directors. Dr. Hariri is an entrepreneur, visionary surgeon, scientist, aviator and currently serves as the Founder, Chairman and CEO of Celularity, a human cellular therapeutics company. Previously, he served as the CEO of the Cellular Therapeutics Division of Celgene Corporation. Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri is also co-founder of Human Longevity, Inc., a genomics and cell-therapy company. He serves on numerous Boards of Directors including Bionik Laboratories Corp (OTCQX: BNKL), Myos Corporation (Nasdaq: MYOS), Provista Diagnostics and is a member of the Board of Visitors of the Columbia University School of Engineering &Applied Sciences and the Science &Technology Council of the College of Physicians and Surgeons; as well as a member of the Scientific Advisory Board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri is also a Trustee of the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor, Chris Christie. Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011 and has received numerous other honors for his many contributions to biomedicine and aviation. He has pioneered the use of stem cells to treat a range of life threatening diseases and has over 140 issued and pending patents, has authored over 100 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta as a member of the team which discovered TNF (tumor necrosis factor). A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri is a founder of the Rocket Racing League, an extreme aerospace corporation and Jet-A Aviation, a heavy-jet charter airline. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. Dr. Hariri’s business expertise, training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of the board of directors.

Dr.Ramkumar Mandalam, Ph.D.	Dr. Ramkumar Mandalam, Ph.D., age 53, became a member of our board of directors in June 2014 and serves as Chairman of the Governance and Nomination Committee and member of the Compensation Committee of our board of directors. Dr. Mandalam is the President and CEO of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders. Under his leadership, Cellerant has developed a pipeline of candidates for treatment of heamatological malignancies and has rapidly expanded from an early-stage to an advanced clinical-stage company. Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell-based therapies for treatment of degenerative diseases and cancer. From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells. Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan. Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts. Dr. Mandalam’s business and management expertise, accomplishments as a scientist, extensive background in biotechnology and makes him well-qualified to serve as a member of the board of directors.

Jerrell W. Shelton	Jerrell W. Shelton, age 72, became a member of our board of directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chairman of the Board in October 2015. He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group. Mr. Shelton has a B.S. in Business Administration, cum laude, from the University of Tennessee and an M.B.A. from Harvard University. Mr. Shelton currently serves on the Advisory Board of Directors of the Smithsonian Institution Library. Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of the board of directors.

Edward J. Zecchini	Edward J. Zecchini, age 58, became a member of our board of directors in September 2013 and serves as Chairman of the Compensation Committee and member of the Audit Committee and Scientific and Technology Committee our board of directors. Mr. Zecchini currently serves as Chief Information Officer at Remedy Partners, Inc., a company that organizes networks, builds software and delivers services that support organizations and financing of healthcare around a patient’s episode of care. Prior to joining Remedy Partners, Mr. Zecchini served as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, from May 2010 to March 2014, President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in management and the healthcare and information technology industries. Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York at Oswego. Mr. Zecchini’s business expertise, including his background and extensive experience in information technology and management makes him well-qualified to serve as a member of the board of directors.

Required Vote

Directors are elected by a plurality of the shares entitled to vote at the Annual Meeting. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The five nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during 2017?

During 2017, there were four meetings of the Board, as well as several actions taken with the unanimous written consent of the Board with informal discussions and communication prior to the execution of such consents, but without a meeting. Dr. Hariri was absent from one meeting held by the Board or Nomination and Governance Committee and he was absent from one of the five meetings held by the Audit Committee. Otherwise, all directors attended more than 75% of the meetings of the Board and Committees, on which board members served, held during 2017. Mr. Shelton attended all Board meetings and chaired our 2017 Annual Meeting of Stockholders.

Do we have independent directors?

Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”). Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Dr. Hariri, Dr. Mandalam and Mr. Zecchini.

What Committees has the Board established?

Our Board has established an Audit Committee, a Compensation Committee, Nomination and Governance Committee and a Science and Technology Committee. Charters for each of these committees are available on the Company’s website at www.cryoport.com on the “Corporate Governance: Governance Documents” page under the heading “Investor Relations.” Information on the website does not constitute a part of this registration statement.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs. The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chairman, Dr. Hariri and Mr. Zecchini. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC, and (ii) Dr. Hariri and Mr. Zecchini meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the applicable laws and regulations of the SEC. During 2017, the Audit Committee held five meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The current members of the Compensation Committee are Mr. Zecchini, who is the Compensation Committee Chairman, Dr. Mandalam and Mr. Berman, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met six times during 2017.

Nomination and Governance Committee

The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The current members of the Nomination and Governance Committee are Dr. Mandalam, who is the Nomination and Governance Committee Chairman, Mr. Berman and Dr. Hariri. The Nomination and Governance Committee met once during 2017.

Science and Technology Committee

The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to product and services serving the cellular therapy business and investments in research and development and technology relating to same. The current members of the Science and Technology Committee are Dr. Hariri, who is the Science and Technology Committee Chairman, and Mr. Edward Zecchini. The Science and Technology Committee did not meet during 2017.

What are the nominating procedures and criteria?

Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management. The Nomination and Governance Committee may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the Committee, will be best suited for membership on the Board. In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” The Secretary will forward all recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

How is the Board Structured?

Pursuant to our Amended and Restated Bylaws, the Chairman of the Board presides at meetings of the Board. The Chairman of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

We believe the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

What is the Board’s Role in Risk Oversight?

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Do we have a Code of Ethics?

The Company has adopted a corporate code of conduct that applies to its directors and all employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company has posted the text of its corporate code of conduct on the Company’s website at www.cryoport.com on the “Corporate Governance: Governance Documents” page under the heading “Investor Relations.”

How can stockholders communicate with the Board?

The Board allows stockholders to send communications to the Board through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chairman at the Company’s offices at 17305 Daimler Street, Irvine, California 92614.

PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2018

The Audit Committee has selected KMJ Corbin & Company LLP (“KMJ”) to audit the Company’s consolidated financial statements for the year ending December 31, 2018. The Board, upon the recommendation of the Audit Committee, has ratified the selection of KMJ as the Company’s independent registered public accounting firm for 2018, subject to ratification by the stockholders. KMJ has served in this capacity for each of the fourteen previous years, including the year ended December 31, 2017 and has reported on the Company’s December 31, 2017 consolidated financial statements. During those fourteen years, there were no disagreements between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of KMJ are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

Approval of the ratification of the appointment of KMJ as the Company’s independent registered public accounting firm for 2018 requires the affirmative vote of a majority of votes cast. Abstentions will not be counted as votes for or against such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed to us for the audit and other services provided by KMJ for the Company’s year ended December 31, 2017 and nine-month transition period ended December 31, 2016.

	Year Ended December 31, 2017	Nine Months Ended December 31, 2016
Audit Fees	$85,500	$64,900
Audit-Related Fees	46,935	36,225
Tax Fees	15,050	13,500
	$147,485	$114,625

The fees billed to us by KMJ during or related to the year ended December 31, 2017 and the nine-month transition period ended December 31, 2016 consist of audit fees, audit-related fees and tax fees, as follows:

Audit Fees. Represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of our consolidated financial statements included in our Form 10-Q filings for each quarter.

Audit-Related Fees. Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute such as comfort letters, S-1 and S-8 filings.

Tax Fees. Represents the aggregate fees billed to us for professional services rendered for tax returns, compliance and tax advice.

All Other Fees. We did not incur any other fees to KMJ the year ended December 31, 2017 and the nine-month transition period ended December 31, 2016.

Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the year ended December 31, 2017 and the nine-month transition period ended December 31, 2016, all services billed by KMJ were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3 — APPROVAL OF THE CRYOPORT, INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN

General Information

Since the Company’s 2015 annual meeting, equity-based compensation awards have been granted pursuant to the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Plan”), which authorized the issuance of up to 5,000,000 shares for equity awards. On March 27, 2018, the Board adopted, subject to stockholder approval, the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). If stockholder approval is obtained, the 2018 Plan will become effective as of the date of this 2018 Annual Meeting (“Effective Date”).

If approved by the stockholders, the 2018 Plan will supersede and replace the 2015 Plan and all currently effective similar plans adopted by the Company at any time in the past (collectively, the “Prior Plans”), provided that all Prior Plans will remain in effect until all awards granted under such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated. No awards will be made under any Prior Plan if the 2018 Plan is approved by the stockholders. If stockholder approval is not obtained, the 2015 Plan shall remain in effect.

Like the 2015 Plan, the purpose of the 2018 Plan is to promote the interest and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company. To further these objectives, the 2018 Plan allows the Company to grant stock options, stock appreciation rights (“SARs”), restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock grant awards, and stock unit awards. Some of the key differences between the 2018 Plan and the 2015 Plan include the following:

•	The total number of shares authorized for issuance under the 2018 Plan is 3,730,179, plus the number of shares that were authorized but unissued under the 2015 Plan and all Prior Plans (1,269,821) as of the Effective Date. Based on current grant practices, we believe the 2018 Plan will provide the Compensation Committee with sufficient shares for grants through approximately 2020.
•	Unless sooner terminated, the 2018 Plan carries a 10-year term and will expire on May 17, 2028.
•	The Tax Cuts and Jobs Act of 2017 significantly changed Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for tax years beginning after December 31, 2017, making certain provisions that have historically appeared in our equity plans superfluous. Although the 2018 Plan still allows the Compensation Committee to grant awards that vest based on the attainment of performance goals, the 2018 Plan generally does not include provisions that are no longer needed in light of the changes to Section 162(m) of the Code.
•	The 2018 Plan provides that, during any calendar year, the sum of the total cash compensation paid and the aggregate grant date fair value of stock awarded under the 2018 Plan to any non-employee director shall not exceed $1,000,000.00.
•	The 2018 Plan expands the definition of change in control to include two additional triggers.
•	The 2018 Plan share counting rules differ from the 2015 Plan rules. Under the 2018 Plan, shares withheld to satisfy exercise prices or tax withholding obligations will be added back to the shares available for grant under the 2018 Plan on a one-for-one basis.

As of March 22, 2018, a total of 215,834 shares have been issued upon the exercise of stock options that were previously granted under the 2015 Plan. 1,269,821 shares remain available for issuance under the 2015 Plan. In order to continue to have an appropriate supply of shares available for grant under the 2018 Plan, the Company is requesting the stockholders authorize an additional 3,730,179 shares for future equity incentive awards to be made under the 2018 Plan.

Dilution Under the 2015 and 2018 Omnibus Equity Incentive Plans

The following includes aggregated information regarding the overhang and dilution associated with the 2015 Plan and the potential shareholder dilution that would result if the 2018 Plan is approved. This information is as of December 31, 2017. As of that date, there were approximately 25,701,924 shares of common stock outstanding:

•	Outstanding stock options: 5,322,858 shares (14.2% of our fully-diluted shares outstanding including outstanding warrants) (outstanding stock options have a weighted average exercise price of $4.16 and a weighted average remaining term of 7.7 years).
•	Total shares of common stock available for future awards under the 2015 Plan: 1,293,784 shares (3.5% of our fully-diluted shares outstanding).
•	The total number of shares of common stock subject to outstanding awards (5,322,858 shares), plus the total number of shares available for future awards under the 2015 Plan (1,293,784 shares), represents a current fully-diluted overhang percentage of 17.7% (in other words, the potential dilution of our stockholders represented by the 2015 Plan).
•	If the 2018 Plan is approved, the total shares of common stock subject to outstanding awards as of December 31, 2017 (5,322,858 shares), plus the total number of shares available for future awards under the 2015 Plan as of December 31, 2017 (1,293,784), which would be available for issuance under the 2018 Plan, and the proposed shares available for issuance under the 2018 Plan (3,730,179 shares), represent a total fully-diluted overhang of 10,346,821 shares (27.6%) under the 2018 Plan.

Based on the closing price of the Company’s stock on the NASDAQ as of March 22, 2018, of $9.99 per share, the aggregate market value as of that date of the additional 3,730,179 shares of common stock proposed under the 2018 Plan was $37.3 million.

During the year ended December 31, 2017 and the nine months ended December 31, 2016, we granted awards under the 2015 Plan as follows (we changed our fiscal year end from March 31 to December 31 in calendar year 2016):

	Equity Compensation Usage
		Nine Months
	Year Ended	Ended
	December 31, 2017	December 31, 2016	Average
Options Granted	1,176,300	892,774	1,034,537
Gross Usage (% Weighted Shares of Commons Stock Outstanding)	5.12%	5.8%	5.46%
Weighted Average Shares of Common Stock Outstanding	22,963,382	15,393,402	19,178,392

In preparing the 2018 Plan, the Company has taken into consideration emerging trends and current best practices with respect to equity-based compensation plans. In this regard, the 2018 Plan contains the following provisions, which we believe reflect best practices for equity-based compensation plans:

•	Limitations on Repricing - The 2018 Plan expressly prohibits the Compensation Committee from repricing stock options and SARs without prior stockholder approval.

•	No Discounted Stock Options or SARs - The 2018 Plan includes an express requirement that all stock options and SARs be granted at an exercise price that is at least equal to the value of one (1) share of stock on the grant date.

•	No Liberal Change in Control Definition - The 2018 Plan contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction.

•	Clawback Provision - The award agreement for any award granted pursuant to the 2018 Plan will provide for the recapture or clawback of all or any portion of the award to comply with Company policy or applicable law, including, but not limited to, the final rules issued under the Dodd-Frank Act.

•	Annual Limitation on Director Compensation - The 2018 Plan imposes a $750,000 limit on the total compensation that may be paid to any one non-employee director during any calendar year.

•	No Evergreen Provision - The 2018 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

•	Double Trigger – Unless otherwise provided for by the Committee Compensation in an award agreement, the 2018 Plan calls for “double trigger” vesting following a change in control. “Double trigger” acceleration, as the name implies, requires two events to trigger acceleration (in the case of the 2018 Plan, a termination without cause or termination for good reason following a change in control).

•	No Payment of Dividend Equivalents on Unvested Awards – Provides that no dividend equivalent may be awarded in connection with any awards that vest based on the achievement of performance goals, unless and until the underlying award vests or is earned by satisfaction of the applicable performance goals.

The following is a summary of the material terms of the 2018 Plan. The summary is qualified by reference to the full text of the 2018 Plan, which is attached to this Proxy Statement as Appendix A. Capitalized terms used in the summary below but not defined therein have the meanings given to such terms in the 2018 Plan.

2018 PLAN FEATURES

Administration

The 2018 Plan will be administered by the Compensation Committee. At all times during which the Compensation Committee is administering the 2018 Plan it shall be comprised of at least two (2) members of the Board. Each Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions for exemption from Section 16(b) of the Exchange Act and “independent” for purposes of for purposes of the applicable NASDAQ Listing Rules. The Committee, by majority action, is authorized to interpret the 2018 Plan, to prescribe, amend, and rescind rules and regulations relating to the 2018 Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the 2018 Plan, to the extent they are not inconsistent with the 2018 Plan.

The Compensation Committee shall have the authority, in its sole discretion, to determine: (a) the participants who are entitled to receive awards under the 2018 Plan; (b) the types of awards; (c) the times when awards shall be granted; (d) the number of awards; (e) the purchase price or exercise price, if any, and the period(s) during which such awards shall be exercisable (whether in whole or in part); (f) the restrictions applicable to awards; (g) the form of each award agreement, which need not be the same for each participant; (h) the other terms and provisions of any award, which need not be the same for each participant, including, but not limited to, whether and to what extent, and in what circumstances an award may be settled in cash, stock, other awards, or other property or whether an award may be cancelled, forfeited, exchanged or surrendered; (i) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee deems appropriate; (j) whether to establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the 2018 Plan; and (k) whether to correct any defects and reconcile any inconsistencies in the 2018 Plan or any award agreement.

Stock Subject to 2018 Plan

The total number of shares of stock available for grant under the 2018 Plan will be 3,730,179, plus the number of shares of Stock that were authorized but unissued under the 2015 Plan 1,269,821 as of the Effective Date, subject to adjustment upon the occurrence of any of the events described in the 2018 Plan. The shares of common stock to be delivered under the 2018 Plan may consist, in whole or in part, of authorized but unissued stock or shares purchased on the open market or treasury stock not reserved for any other purpose.

Solely for purposes of calculating the number of shares available for grant under the 2018 Plan, the following share counting rules shall apply:

•	The number of shares of available for grant under the 2018 Plan shall be reduced by one share for each share subject to awards granted under the 2018 Plan.
•	If any award granted under the 2018 Plan, or any award outstanding under any Prior Plan after the Effective Date terminates, expires, or lapses for any reason, or is settled in cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, then in each such case, the number of shares subject to such award shall again be available or added to the shares available for grant under the 2018 Plan on a one-for-one basis.
•	In the event that any shares are tendered or withheld to pay the exercise price of a stock-settled stock appreciation right or option (for example, through a broker-assisted “cashless” exercise of an option) or an option granted under any Prior Plan (or a portion thereof), then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan on a one-for-one basis.
•	In the event that any shares are tendered or withheld to satisfy a tax withholding obligation arising in connection with an award or Prior Plan award, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the 2018 Plan on a one-for-one basis.

Individual Limitations on Awards

Subject to adjustment: (i) the maximum number of shares of stock that may be granted to any one participant during any one calendar year with respect to one or more stock option or stock appreciation rights awards is 1,000,000; (ii) the maximum number of shares of stock that may be granted to any one participant during any one calendar year with respect to one or more awards other than stock option or stock appreciation rights awards is 1,000,000. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year as a non-employee director, shall not exceed $750,000.

As of March 22, 2018, the closing price of the Company’s stock on the NASDAQ was $9.99 per share.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Committee, are eligible to participate in the 2018 Plan. As of March 22, 2018, there were approximately 55 employees, including officers, consultants and 4 non-employee directors eligible to participate in the 2018 Plan.

Awards Available Under the 2018 Plan

The following types of awards may be granted pursuant to the 2018 Plan: options, SARs, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock grant awards, and stock unit awards.

Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the 2018 Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2018 Plan will be at least 100% of the fair market value of Company stock on the grant date. No option may be exercised more than ten (10) years from the grant date. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, including, without limitation, cash, previously acquired shares of stock, any net-issuance arrangement, any broker-assisted “cashless exercise” arrangement, or by a combination thereof. A participant will have no rights as a stockholder with respect to options until the record date of the stock purchase.

Restricted Stock Rights. The Compensation Committee may grant restricted stock rights awards under the 2018 Plan. A restricted stock right award gives the participant the right to receive a specified number of shares of stock, or cash equal to the fair market value of a specified number of shares of stock, subject to such conditions and/or restrictions as the Compensation Committee may impose. Settlement of the award will not occur until the specified conditions and/or restrictions lapse. The restrictions typically involve the achievement of specified performance goals and/or the continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock right is subject to restrictions, the participant forfeits the unvested restricted stock rights. During the period of restriction, participants holding restricted stock rights have no voting rights with respect to the award.

Restricted Stock. The Compensation Committee may grant restricted stock under the 2018 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.

Performance Shares. The Compensation Committee may grant performance share awards under the 2018 Plan. A performance share award grants the participant the right to receive a specified number of shares depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.

Performance Share Units. The Compensation Committee may grant performance share unit awards under the 2018 Plan. A performance share unit award gives the participant the right to receive a specified number of shares of stock, cash, or a combination thereof, depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.

Performance Cash Awards. The Compensation Committee may grant performance cash awards under the 2018 Plan. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of any one or more performance goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Compensation Committee.

Stock Appreciation Rights. The Committee may grant SARs under the 2018 Plan. A SAR gives the participant the right to share in the appreciation in value of one (1) share of stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the settlement date over (ii) the base value of the SAR, which may not be less than the fair market value of a share of common stock on the grant date. Payment for SARs shall be made in cash or shares, or a combination thereof. Each SAR shall expire at such time or times specified by the Compensation Committee, provided that all SARs shall last no later than ten (10) years from the grant date.

Stock Grant Awards. The Committee may grant stock grant awards under the 2018 Plan. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Compensation Committee) a designated number of shares of stock free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

Stock Unit Awards. The Committee may grant stock unit awards under the 2018 Plan. A stock unit award gives the participant the right to receive a designated number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a designated number of shares of stock, in the future free of any vesting restrictions. A stock unit award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2018 Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control

The 2018 Plan generally calls for “double trigger” vesting following the closing of a transaction that results in a change in control. In other words, a participant’s unvested awards will not become fully exercisable and/or vested unless the participant incurs a termination of employment without cause or the participant resigns his or her employment for good reason in connection with or during the twenty-four (24) month period following a change in control.

Clawback

Every award issued under the 2018 Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2018 Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Compensation Committee, no award granted under the 2018 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the 2018 Plan) in favor of a spouse, or, if applicable, until the termination of any period of restriction or satisfaction of performance goals for a performance period as determined by the Committee.

Adjustment Provisions

In the event of any change in the outstanding shares of stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Compensation Committee shall make an adjustment in: (a) the number and class of shares of stock which may be delivered under the 2018 Plan; (b) the number of shares of stock set forth in the numeric limits expressed in the 2018 Plan; and (c) the number and class of and or price of shares of stock subject to each outstanding award. Notwithstanding anything in the 2018 Plan to the contrary, in the event of such transaction or event, the Compensation Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2018 Plan shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of incentive stock options, in a manner consistent with the requirements of Section 424(a) of the Code.

Amendment, Modification and Termination of 2018 Plan

Subject to the Board’s right to amend or terminate the 2018 Plan at any time, the 2018 Plan will remain in effect until all awards issued under the 2018 Plan expire, terminate, are exercised or are paid in full in accordance with the 2018 Plan and any award agreement. However, no award may be granted under the 2018 Plan after the tenth anniversary of the date the 2018 Plan is approved by the Company’s stockholders.

The Board may at any time, and from time to time, terminate, amend or modify the 2018 Plan. Any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of common stock are listed. To the extent permitted by law, the Board may delegate to the Compensation Committee the authority to approve non-substantive amendments to the 2018 Plan. Except as provided in 2018 Plan, neither the Board nor the Compensation Committee may, without the approval of the stockholders: (a) reduce the purchase price, exercise price, or base value of any outstanding award; (b) increase the numeric limits set forth in 2018 Plan; (c) grant options or SARs with an exercise price or base value that is below fair market value; (d) reprice previously granted options or SARs or take any other action that would be treated as a repricing under the rules of the NASDAQ or such other exchange on which the stock is then traded; (e) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price and/or base value that is less than the exercise price and/or base value of the original option or SAR; (f) extend the exercise period for an option or SAR beyond ten (10) years from the grant date; (g) expand the types of awards available for grant under the 2018 Plan; or (h) expand the class of individuals eligible to participate in the 2018 Plan.

Except as provided in the next sentence, no amendment, modification, or termination of the 2018 Plan or any award shall in any manner adversely affect any award previously granted under the 2018 Plan without the consent of the holder thereof. The consent of the holder of an award is not needed if the change: (a) is necessary or appropriate to conform the award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (b) does not adversely affect in any material way the rights of the holder; or (c) is made pursuant to an adjustment as provided in in the 2018 Plan.

Tax Withholding

The Company will have the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any award under the 2018 Plan. To the extent that alternative methods of withholding are available under applicable laws, the Committee will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws in effect on March 31, 2018. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant receives a stock grant or stock unit that is not subject to a substantial risk of forfeiture or a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock rights, stock grants that are not subject to a substantial risk of forfeiture, stock units, performance shares, performance share units, or performance cash awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or cash amount received on the date of exercise, lapse of restriction, payment, or settlement. Subject to the deduction limitations of Section 162(m) of the Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two (2) years from the date of grant and one (1) year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Code became effective as of January 1, 2005. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends (but cannot and does not guarantee) that awards granted under the 2018 Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2018 Plan in such a manner.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on net investment income.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above.

Tax Consequences to the Company or Its Affiliates

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the participant performs services will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

New Plan Benefits Table

Benefits under the 2018 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2018 Plan participants.

Required Vote

Approval of the 2018 Plan requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be counted as votes for or against such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CRYOPORT, INC. 2018 OMNIBUS EQUITY INCENTIVE PLAN

PROPOSAL 4 — TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES.

Our Board has approved, subject to stockholders’ approval, an amendment to our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”) to increase the number of authorized shares of common stock from 50,000,000 shares, par value $0.001, to 100,000,000 shares, par value $0.0001. A copy of the proposed amendment is attached hereto as Appendix B (the “Articles Amendment”).

Our Articles of Incorporation currently provide for authorized capital stock consisting of 50,000,000 shares of common stock, par value $0.001 per share. On February 27, 2018, our Board unanimously approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

Reason for the Amendment

We are currently authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. As of March 22, 2018, we had 27,486,606 shares of common stock issued and outstanding and stock options, warrants to purchase up to an additional 10,463,970 shares of our common stock issued and outstanding, and 1,269,821 shares available for issuance under the 2015 Plan. Additionally, we are also requesting approval of the 2018 Plan, pursuant to which we would be authorized to issue equity awards that may result in the issuance of an additional 3,730,179 shares of common stock.

Other than the possible need to issue shares upon the exercise of options and warrants, pursuant to our 2015 Plan and pursuant to our 2018 Plan, if approved by the stockholders, we have no definitive plans or arrangements to issue any additional shares of common stock.

More generally, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible future public or private equity financings, and (ii) such other corporate purposes as the Board determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under possible new benefit plans.

After the increase in the authorized number of shares of common stock, there will be available for issuance 57,049,424 shares of our common stock after giving effect to 27,486,606 shares of common stock outstanding, 10,463,970 shares reserved for the possible exercise of outstanding options and warrants, 1,269,821 shares available for issuance under the 2015 Plan (which will become available for issuance under the 2018 Plan, if approved) and 3,730,179 shares reserved for our 2018 Plan, if approved by the stockholders. The par value of our common stock will remain $0.001 share. The relative rights and limitations of the shares of common stock would remain unchanged under the Articles Amendment.

The flexibility of our Board to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect. The authorized but unissued shares of common stock could be used by our Board to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with our Board in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of our outstanding stock. Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our Board to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized common stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of our Company. The availability of additional shares of common stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.

While our Board and management believe that the increase in authorized common stock is necessary, the possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways, including the following:

•     diluting the voting power of the current holders of common stock;

•     diluting the market price of the common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock; and

•     diluting the earnings per share, if any, and book value per share of the outstanding shares of common stock.

If this proposal is approved by our stockholders, we will file an amendment to our Amended and Restated Articles of Incorporation to effect the proposed increase in our authorized shares of common stock. Such amendment will be filed with the Nevada Secretary of State as soon as practicable following such approval. Exhibit A to this Proxy Statement sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal is approved. Such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

No Dissenter’s Rights

Neither Nevada law nor our Amended and Restated Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of our outstanding shares of capital stock entitled to vote. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ARTICLES AMENDMENT.

PROPOSAL 5 — TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is commonly referred to as a “say-on-pay” proposal. Consistent with the mandate of the Dodd-Frank Act, we are seeking our stockholders’ approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the related compensation tables in this Proxy Statement). At the 2013 Annual Meeting of the Stockholders, a majority of votes cast by stockholders present and entitled to vote on the proposal selected one year as the desired frequency of future stockholder say-on-pay votes with respect to the say-on-frequency proposal. As such, the Board adopted a resolution to hold “say-on-pay” votes annually. The stockholders will be asked to vote again on the say-on-frequency proposal at the 2019 Annual Meeting of the Stockholders. Since 2013, a majority of votes cast by stockholders present and entitled to vote on the proposal have approved the say-on-pay proposal.

The Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects the Company performance, job complexity, and strategic value of the position while seeking to ensure the individual’s long-term retention and motivation and alignment with the long-term interests of our stockholders. We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. The results of this advisory vote are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

Required Vote

Adoption of this resolution will require a majority of votes cast. Abstentions and broker non-votes will not be counted as votes for or against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of March 22, 2018 by, (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, (ii) each of our current executive officers, (iii) each of our directors and, (iv) and all of our current executive officers and directors as a group.

Percentage of beneficial ownership is calculated based on 27,486,606 shares of common stock outstanding as of March 22, 2018. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of March 22, 2018.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options, warrants and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

The following table gives effect to the shares of common stock issuable within 60 days of March 22, 2018, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cryoport, Inc., 17305 Daimler Street, Irvine, California 92614.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned
Executive Officers and Directors:
Jerrell W. Shelton	1,953,163	(1)	6.7%
Richard Berman	144,248	(1)(3)	*
Robert Hariri, M.D., Ph.D.	109,767	(1)	*
Ramkumar Mandalam, Ph.D.	136,611	(1)	*
Edward Zecchini	142,455	(1)	*
Robert S. Stefanovich	401,675	(1)	1.4%

Total for all directors and named executive officers as a group (6 persons)	2,887,919	(1)	9.6%

* Represents less than 1%.

(1)	Includes shares which individuals shown above have the right to acquire as of March 22, 2018, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Shelton — 1,714,601 shares; Mr. Berman — 136,110 shares; Dr. Hariri — 94,467 shares; Dr. Mandalam—109,059 shares; Mr. Zecchini—109,059 shares; and Mr. Stefanovich — 400,675 shares.

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days of March 22, 2018.

(3)	Includes 9,250 warrants and 8,138 shares owned by Mrs. Richard Berman, spouse of Mr. Berman.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Overview

We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”

Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our Compensation Committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock award and option grants for all of our executive officers. Our Compensation Committee is composed entirely of independent directors who have never served as officers of the Company.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding director compensation is included under the heading “Director Compensation” below.

General Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns, and the results of the advisory vote of the stockholders on the “say-on-pay” proposal at the prior years’ annual meeting of the stockholders. Our president and chief executive officer and our Compensation Committee believe that substantial portions of executive compensation should be linked to the overall performance of our Company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value will be considered in the determination of each executive’s compensation.

Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For 2017, our Compensation Committee considered our President and Chief Executive Officer’s executive compensation recommendations for the Company’s Chief Financial Officer. In making such determinations, the Compensation Committee considered the overall performance of each executive and his or her contribution to the growth of our company and its products, as well as overall company performance through personal and corporate achievements.

Independent Compensation Consultant

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.  As described herein, FW Cook assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

During 2017, FW Cook helped the Compensation Committee collect and analyze data and to compare all components of our officer compensation program, including base salary, annual cash bonus and long-term equity awards, to the practices of peer companies. During 2017, FW Cook developed a list of peer group of revenue-generating health care equipment and supply companies based on several characteristics, including, being publicly traded, relative company size (e.g., market capitalization and number of employees), and geographic location as compared to peer companies, as well as the specific responsibilities of our executives. The Compensation Committee approved the peer group and intends to review and modify this peer group periodically to ensure that this list remains aligned with our size and stage of development. During 2017, our peer group consisted of the following 22 companies:

Aethlon Medical, Inc.	Cesca Therapeutics, Inc.	Skyline Medical Inc.
Alliqua BioMedical	Cutera, Inc.	Tandem Diabetes Care, Inc.
Alphatec Holdings, Inc.	Derma Sciences Inc.	TransEnterix, Inc.
Antares Pharma, Inc.	Dextera Surgical Inc.	Veracyte, Inc.
AxoGen, Inc.	InVivo Therapeutics Holding Corp.	Vermillion, Inc.
BIOLASE, Inc.	MGC Diagnostics Corp.	Viveve Medical, Inc.
BioLife Solutions, Inc.	Milestone Scientific Inc.
CAS Medical Systems, Inc.	Misonix, Inc.

We believe that our select peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. The executive employment market in the health care equipment and supply industry in Southern California is very competitive because there are many health care equipment and supply companies in that region, many of which are similar to us in size and stage of development. We believe our executive compensation must be competitive within such peer group, yet fully aligned with our current stage of development and our responsibilities to stockholders.

The Compensation Committee uses the competitive data it obtains from FW Cook for evaluating our executive compensation practices, including our cash bonus policy, and the levels of cash and equity compensation provided to our officers.

Executive Officers of the Company

The Company’s current executive officers are as follows:

Jerrell W. Shelton, age 72, became a member of our board of directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012.  He was appointed Chairman of the Board in October 2015.  He served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011.  From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments.  Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain.  From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc.  Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc.  And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.  Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.  Mr. Shelton currently serves on the Advisory Board of Directors of the Smithsonian Institution Library.

Robert S. Stefanovich, age 53, became Chief Financial Officer, Treasurer and Corporate Secretary for the Company in June 2011. From June 15, 2012 to November 4, 2012, Mr. Stefanovich served as the Principal Executive Officer of the Company. From November 2007 through March 2011, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Prior to that, he held several senior positions, including interim Chief Financial Officer of Xcorporeal, Inc., a publicly traded medical device company, Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company, Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a provider of business performance improvement solutions. He received his Master of Business Administration and Engineering from University of Darmstadt, Germany.

Summary Compensation Table

The following table contains information with respect to the compensation of our Chief Executive Officer and Chief Financial Officer for the year ended December 31, 2017 and the nine-month transition period ended December 31, 2016. We refer to our Chief Executive Officer and Chief Financial Officer as our “Named Executive Officers.”

Name and Principal Position	Year		Salary (1) ($)	Bonus ($)		Option Awards (2) ($)		All Other Compensation ($)	Total Compensation ($)
Jerrell W. Shelton	2017		435,417	100,000	(6)	986,471	(3)	—	1,521,888
President and Chief Executive Officer	2016	*	225,000	—		449,256	(3)	—	674,256
Robert S. Stefanovich	2017		277,187	60,000	(6)	218,435	(4)	—	555,622
Chief Financial Officer	2016	*	199,583	40,000	(5)	216,606	(4)	—	456,189

*	For the nine-month transition period ended December 31, 2016
(1)	This column represents the dollar value of base salary earned during the applicable period of each year indicated.
(2)	This amount represents the total grant date fair value of all stock option awards at the date of grant. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made during 2017 and the nine-month transition period ended December 31, 2016, see Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements accompanying the 2017 Annual Report.
(3)	Based on the recommendation of the Compensation Committee and approval by our Board, on May 23, 2017 and May 6, 2016, Mr. Shelton was granted an option to purchase 340,000 and 280,000 shares, respectively, of common stock in connection with his service as Chief Executive Officer of the Company. The exercise prices of the options are equal to or greater than the fair value of the Company’s stock as of the respective grant dates.
(4)	Based on the recommendation of the Compensation Committee and approval by our Board, on May 18, 2017 and May 6, 2016, Mr. Stefanovich was granted an option to purchase 81,000 and 135,000 shares of common stock, respectively, of common stock in connection with his service as Chief Financial Officer of the Company. The exercise prices of the options are equal to or greater than the fair value of the Company’s stock as of the respective grant dates.
(5)	This amount represents the bonus earned for the nine months ended December 31, 2016 as approved by the Compensation Committee of our Board in May 2017.
(6)	This amount represents the bonus earned for the year ended December 31, 2017 as approved by the Compensation Committee of our Board on March 28, 2018.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Jerrell W. Shelton

On June 28, 2013, the Company entered into an employment agreement (the “Prior Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer. The Prior Agreement was effective through May 14, 2017 (the “Term”).

The Prior Agreement provided an initial annual base salary of $300,000 during the Term. In addition, on the date of the Prior Agreement, Mr. Shelton was awarded options giving him the right to acquire an aggregate of 325,209 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the Prior Agreement, or $3.24 per share, and such options were granted outside of the Company’s incentive plans. The option vested immediately with respect to 13,551 shares and the remaining right to purchase the remaining shares vested in equal monthly installments on the fifth day of each month for forty-six months beginning on July 5, 2013 and ending on May 5, 2017; provided that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive quarters and immediately in the event of a change of control of the Company.

Mr. Shelton had agreed during the Term and for a period of one year following the termination of the Prior Agreement, not to solicit, induce, entice or attempt to solicit, induce, or entice any employee of the Company to leave employment with the Company. Payments due to Mr. Shelton upon a termination of the Prior Agreement are described below.

On May 26, 2017, the Company entered into a new employment agreement effective June 1, 2017 (the “New Agreement”) with Mr. Shelton with respect to his employment as President and Chief Executive Officer of the Company.

The New Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board and Mr. Shelton’s annual base salary was increased to $600,000 effective on May 1, 2018. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. On March 28, 2018, the Compensation Committee approved a bonus of $100,000 for Mr. Shelton in recognition of his 2017 performance. Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the New Agreement and for a period of eighteen months following the termination of the New Agreement. The New Agreement expires on June 1, 2021. Payments due to Mr. Shelton upon a termination of the New Agreement are described below.

On March 28, 2018, the Compensation Committee approved the adoption of an Annual Management Incentive Plan (the “Bonus Plan”). Per the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their base salary in the event the Company achieves certain business metrics and personal strategic objectives. Fifty percent (50%) of the bonus opportunity will be based on the attainment of goals related to cumulative quarterly revenue (“Revenue”) as reported quarterly and annually in the Company’s public filings with the SEC; thirty percent (30%) of the bonus opportunity will be based on the attainment of goals related to adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) based on the Company’s quarterly and annual filings with the SEC (collectively, the “Base Financial Goals”); and twenty percent (20%) of the bonus opportunity will be based on the attainment of personal strategic objectives, with such personal strategic objectives determined by the Committee. Additionally, if the Company attains a Revenue and Adjusted EBITDA that will be higher than the Base Financial Goals, and the participant meets his or her personal strategic objectives, then such participant’s cash bonus would be one hundred fifty percent (150%) of such participant’s bonus opportunity. The Compensation Committee established Mr. Shelton’s bonus opportunity for 2018 performance at one hundred percent (100%) of his base salary.

Robert S. Stefanovich

Although the Company does not have a written employment agreement with Mr. Stefanovich, pursuant to the terms of his offer letter, the Company agreed to pay Mr. Stefanovich an annual base salary and he is eligible for an incentive bonus targeted at 25% of his annual base salary. On March 28, 2018, the Compensation Committee approved a bonus of $60,000 for Mr. Stefanovich recognizing his 2017 performance. On such date, the Compensation Committee also increased his annual base salary to $300,000, effective May 1, 2018, and established his bonus opportunity under the Bonus Plan for 2018 performance at forty percent (40%) of his base salary. Mr. Stefanovich is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of employment. The Company shall pay the cost of Mr. Stefanovich’s health insurance coverage in accordance with the Company’s plans and policies while he is an employee of the Company. Mr. Stefanovich is also eligible for twenty (20) paid time off days a year and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers. Payments due to Mr. Stefanovich upon a termination of his employment with the Company are described below.

The Company has no other employment agreements with executive officers of the Company as of December 31, 2017.

Outstanding Equity Awards at Year-End

The following table shows information regarding unexercised stock options held by our named executive officers as of December 31, 2016:

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of December 31, 2017:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jerrell W. Shelton	8,334	(1)	—	—	$2.28	10/22/22
	83,334	(2)	—	—	$2.40	11/5/22
	325,209	(3)	—	—	$3.24	6/28/23
	290,645	(4)	96,856	—	$4.80	12/18/24
	142,016	(5)	77,876	—	$7.80	5/07/25
	482,417	(6)	344,583	—	$5.00	8/20/25
	110,833	(7)	169,167	—	$1.87	5/06/26
	49,583	(8)	290,417	—	$3.44	5/23/27
	290,000	(9)	290,000	—	$8.65	3/28/28
Robert Stefanovich	10,417	(10)	—	—	$10.32	6/20/21
	5,000	(11)	—	—	$5.16	8/3/22
	69,918	(12)	—	—	$3.24	6/28/23
	55,008	(13)	18,326	—	$4.80	12/18/24
	37,135	(14)	20,349	—	$7.80	5/07/25
	103,367	(15)	73,833	—	$3.07	8/20/25
	53,438	(16)	81,562	—	$1.87	5/06/26
	11,812	(17)	69,188	—	$3.21	5/18/27
	66,300	(18)	66,300	—	$8.65	3/28/28

(1)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 8,334 shares of common stock exercisable at $2.28 per share on October 22, 2012 upon joining the Board. Options vests in twelve equal monthly installments. The exercise price for shares of common stock pursuant to the options is equal to the fair value of the Company’s stock as of the grant date.
(2)	Based on the recommendation of the Compensation Committee and approval our Board, Mr. Shelton was granted an option to purchase 137,500 shares of common stock exercisable at $2.40 per share on November 5, 2012, which vests in six equal monthly installments. 54,166 of these options were issued under the Cryoport, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) and exercised in May and November 2013 and 83,884 were issued outside of a plan. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(3)	Based on the recommendation of the Compensation Committee and approval our Board, Mr. Shelton was granted an option to purchase 325,209 shares of common stock exercisable at $3.24 per share on June 28, 2013. The option vests 2/48th immediately with the remainder vesting 1/48th per month for 46 months. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(4)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 387,501 shares of common stock exercisable at $4.80 per share on December 18, 2014. The option vests in monthly installments over a four-year period, 262,500 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(5)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 219,892 shares of common stock exercisable at $7.80 per share on May 7, 2015. The option vests in monthly installments over a four-year period, 219,892 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(6)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 827,000 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Plan which occurred on November 20, 2015. The award was amended on February 3, 2016 to increase the exercise price of the option from $3.07 to $5.00. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to or more than the fair value of the Company’s stock on the date of grant.
(7)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 280,000 shares of common stock exercisable at $1.87 per share on May 6, 2016. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(8)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 340,000 shares of common stock exercisable at $3.44 per share on May 23, 2017. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(9)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Shelton was granted an option to purchase 290,000 shares of common stock exercisable at $8.65 per share on March 28, 2018. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(10)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 10,417 shares of common stock exercisable at $10.32 per share on June 20, 2011. The option vests in six-month installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(11)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 5,000 shares of common stock exercisable at $5.16 per share on August 3, 2012. The option vests in six-month installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(12)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 69,918 shares of common stock exercisable at $3.24 per share on June 28, 2013. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(13)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 73,334 shares of common stock exercisable at $4.80 per share on December 18, 2014. The options vest in equal monthly installments over four years. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(14)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 57,484 shares of common stock exercisable at $7.80 per share on May 7, 2015. The options vest in equal monthly installments over a four-year period, 57,484 shares were issued outside of a plan. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(15)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 177,200 shares of common stock exercisable at $3.07 per share on August 20, 2015, subject to stockholder approval of the 2015 Plan which occurred on November 20, 2015. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to or more than the fair value of the Company’s stock on the date of grant.

(16)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 135,000 shares of common stock exercisable at $1.87 per share on May 6, 2016. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(17)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 81,000 shares of common stock exercisable at $3.21 per share on May 18, 2017. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.
(18)	Based on the recommendation of the Compensation Committee and approval by our Board, Mr. Stefanovich was granted an option to purchase 66,300 shares of common stock exercisable at $8.65 per share on March 28, 2018. The option vests in monthly installments over a four-year period. The exercise price for the shares of common stock pursuant to the option is equal to the fair value of the Company’s stock on the date of grant.

Potential Payments on Termination or Change in Control

Pursuant to Mr. Shelton’s Prior Agreement, if Mr. Shelton would have terminated the Prior Agreement, died, or had been terminated for “Cause” (as defined in the Prior Agreement), he would have been entitled to all compensation and benefits that he earned through the date of termination. If he had been terminated for Cause, the Company could have, to the extent allowed by law, set off losses, fines or damages that he had caused as a result of his misconduct. If he had been terminated “without cause” (as defined in the Prior Agreement), he would have been entitled to a continuation of his base salary for three months following termination and one half (½) of unvested options as of date of termination would have become fully vested. In the event the Company had terminated his employment, except if for “Cause” (as defined in the Prior Agreement), within twelve months after a Change in Control (as defined in the 2011 Stock Incentive Plan), then, Mr. Shelton would have been entitled to: (i) the continuation of his base salary for twelve months following the date of termination, which would have been paid in accordance with the Company’s ordinary payroll practices in effect from time to time, and would have begun on the first payroll period immediately following the date on which the general release and waiver became irrevocable; and (ii) all options previously granted to Mr. Shelton would have become fully vested and exercisable as of the date of termination of employment.

 If Mr. Shelton terminates the New Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen months following termination and one half of unvested options as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested options as of such date will become fully vested.

Pursuant to Mr. Stefanovich’s employment offer letter, in the event that Mr. Stefanovich’s employment with the Company is terminated as a result of a “change of control,” as is defined in the Cryoport Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”), he will be entitled to receive a severance payment equal to twelve months of his base salary, continuation of health benefits for a period of twelve months, and the unvested portion of his stock option grants immediately shall vest in full. Separately, in the event his employment is terminated by the Company for reasons other than cause, Mr. Stefanovich will be entitled to receive a severance payment equal to six months of his base salary plus continuation of health benefits for a period of six months following his termination of employment.

The 2015 Plan, the 2011 Stock Incentive Plan and the 2009 Stock Incentive Plan each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

Director Compensation

Compensation for the Board is governed by the Company’s Compensation Committee.

Director Fees

Effective October 1, 2015 through June 23, 2017, the compensation plan for non-employee directors was as follows:

Director fees were paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1: Annual cash compensation of $40,000, paid quarterly,

Option 2: Annual cash compensation of $13,333, paid quarterly and $26,667 converted into common stock using the volume weighted average price (“VWAP”) of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

Option 3: No annual cash compensation but $40,000 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

In addition to the compensation options above the following compensation apply to non-employee directors chairing a committee of our Board. This compensation was paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000

Audit Committee	$20,000

Compensation Committee	$15,000

Nominating and Corporate Governance Committee	$10,000

Science and Technology Committee	$24,000

Newly appointed directors received an initial grant of options to purchase 50,000 shares of the Company’s common stock, vesting monthly over four years.

Effective June 23, 2017, the compensation plan for non-employee directors was as follows:

Director fees are paid in cash, restricted shares of the Company’s common stock or a combination thereof, at the option of the director.

Option 1: Annual cash compensation of $40,000, paid quarterly,

Option 2: Annual cash compensation of $13,333, paid quarterly and $26,667 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter, plus an annual grant of options, on the date of the Company’s annual meeting, to purchase 25,000 shares of the Company’s common stock; or

Option 3: No annual cash compensation but $40,000 converted into common stock using the VWAP of the stock for the last five days of the trading month ending each quarter and paid quarterly. This option carries a 15% premium, as there is no cash outlay to the Company. The calculation would be $40,000 X 1.15 = $46,000/VWAP.

In addition to the compensation options above the following compensation apply to non-employee directors chairing a committee of the Board. This compensation will be paid on the same basis as the director chose from the options described above:

Chairman/Lead Director	$25,000

Audit Committee	$20,000

Compensation Committee	$15,000

Nominating and Corporate Governance Committee	$10,000

Science and Technology Committee	$24,000

Stock option grants

Newly appointed/elected directors receive an inducement (‘sign-on’) option grant to purchase 50,000 shares of the Company’s common stock, vesting ratably on a monthly basis over three years, effective as of, with an exercise price equal to the closing price of the Company’s common stock on the date the directorship commences.

Annual Option Grants

Each director shall receive annual option grants to purchase 35,000 shares of the Company’s common stock, vesting ratably on a monthly basis over twelve months, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on the date of the Annual Meeting of Stockholders.

Upon joining the Board, new directors shall be granted a pro-rated annual award (i.e., for portion of year served prior to next stockholder meeting), which shall vest in monthly increments until the next annual meeting.

All options shall include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) ten years; or (ii) three years after the date the director ceases to be a director of the Company.

The following table sets forth the director compensation of the non-employee directors of the Company during the year ended December 31, 2017.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Richard Berman	85,000	—	138,174	—	223,174
Robert Hariri, M.D., Ph.D	64,000	—	138,174	—	202,174
Ramkumar Mandalam, Ph.D.	16,667	33,333	138,174	—	188,174
Edward Zecchini	18,333	36,667	138,174	—	193,174

(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during 2017.

(2)	This column represents stock awards granted to directors that elected to receive a portion of their fees in common stock of the Company.

(3)	This column represents the total grant date fair value of all stock options granted during 2017. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements accompanying the 2017 Annual Report.

Compensation Committee Interlocks and Insider Participation

None.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm for 2017.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with KMJ the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm, KMJ, also provided to the Audit Committee the written disclosures and the letter required by the PCAOB Ethics and Independence Rules and Standards as adopted by the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2017 Annual Report.

Audit Committee
Richard Berman (Chairman)
Dr. Robert Hariri, M.D., Ph.D.
Edward Zecchini

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

 The following related-party transactions were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.

As of December 31, 2016, we had an aggregate principal balance of $646,700 in unsecured indebtedness owed to related parties, including former members of the Board, representing working capital advances made to us from February 2001 through March 2005.

On March 1, 2016, we entered into definitive agreements with Patrick Mullens, M.D., Maryl Petreccia and Jeffrey Dell, M.D. to amend and restate the outstanding notes pursuant to certain Second Amended and Restated Promissory Notes dated as of February 29, 2016 (the “Amended and Restated Notes”). The Amended and Restated Notes increased the interest rate to 7% per annum, extended the term to April 1, 2017, and modified the repayment provisions to provide for (i) repayment on March 1, 2016 of the outstanding amount of interest accrued through February 29, 2016, (ii) repayment of 10% of the original principal balance and accrued interest of such notes on a quarterly basis commencing April 1, 2016, and (iii) payment of the remaining outstanding balance on April 1, 2017. In addition, we issued such note holders warrants for the purchase of 11,910, 7,088, and 5,553 shares, respectively, of our common stock at an exercise price of $1.88 per share, immediately exercisable and expiring on April 1, 2019. The Company also agreed to reimburse up to $5,000 of legal fees incurred by the note holders. The relative fair value of the warrants issued in March 2016 of $26,900 was recorded as a debt discount and was amortized to interest expense using the straight-line method which approximates the effective interest method over the term of the related-party notes. During the year ended December 31, 2017 and the nine months ended December 31, 2016, $6,100 and $18,700, respectively, of the debt discount was amortized to interest expense. The notes were repaid in full in April 2017.

One note issued to Raymond Takahashi, M.D., was exchanged for (i) a new promissory note with an original principal amount equal to the outstanding principal and interest of the original note, and (ii) a warrant to purchase 1,490 shares of the Company’s common stock at an exercise price of $6.00 per share, exercisable on February 20, 2015 and expiring on February 19, 2018. The new note, which had an outstanding principal balance of $35,800 at March 31, 2016 required interest payments on a calendar quarterly basis and payment of all outstanding principal and accrued interest on the maturity date, which was March 1, 2016. On March 1, 2016, we entered into a verbal agreement to extend the term of the related-party note to April 1, 2016. On April 1, 2016, we entered into a definitive agreement to amend and extend the term of the note to July 1, 2016. The note was repaid on July 1, 2016.

Related-party interest expense under these notes was $9,600 and $39,500 for the year ended December 31, 2017 and the nine months ended December 31, 2016, respectively. Accrued interest, which is included in related-party notes payable in the accompanying consolidated balance sheets, amounted to $0 and $11,400 as of December 31, 2017 and 2016, respectively.

One note issued to Marc Grossman, M.D., which as of March 31, 2016 had an outstanding principal balance of $6,500, as amended, provided for interest at a rate of 6% per annum commencing on March 13, 2015; however, no interest payments were required if no event of default occurred and if the Company (i) complied with its regular payment obligations, reimbursed the payee for attorneys’ fees in connection with the negotiation of the note amendment, up to a maximum amount of $1,000, on the later of (A) March 13, 2015, or (B) three (3) days after receiving written notice from the payee of the amount of attorneys’ fees incurred by payee, and (iii) the Company immediately paid all unpaid amounts due and payable in full before the earlier of May 1, 2016 or at the same time that payee(s) of any other promissory note(s) with the Company that were issued in 2005 were paid in full before May 1, 2016, other than (Y) notes that are satisfied upon conversion into common stock, warrants or any other equity of the Company, or (Z) notes that have been paid in full before March 2, 2015. All principal and interest under the original note, as amended by the note amendment, was due on May 1, 2016. The note required monthly payments of $20,000, except for the month of June 2015, where the monthly payment was $72,000. The note was repaid in full in April 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during 2017, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except that Mr. Berman has one late report for two transactions.

PROPOSAL 6

AUTHORIZATION TO ADJOURN THE MEETING

General

If the 2018 Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Authorized Shares Proposal, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the 2018 Annual Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve the Authorized Shares Proposal. If our stockholders approve this proposal, we could adjourn the 2018 Annual Meeting and any adjourned or postponed session of 2018 Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Authorized Shares Proposal, we could adjourn the 2018 Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the 2018 Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the 2018 Annual Meeting of the time and place to which the meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Adoption of this resolution will require a majority of votes cast. Abstentions and broker non-votes will not be counted as votes for or against such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AUTHORIZATION TO ADJOURN THE MEETING.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2019 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Secretary at the Company’s corporate headquarters at 17305 Daimler Street, Irvine, California 92614 on or before December 10, 2019. However, in the event that the Company holds its 2019 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2018 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2019 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2019 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than January 17, 2019 and no later than February 16, 2019. Any notice received prior to January 17, 2019 or after February 16, 2019 is untimely.

However, if the 2019 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2018 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2019 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2019 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.

Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Secretary will forward all director nominee recommendations to the Board for its review.

OTHER MATTERS

Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy notice will vote on those matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to Cryoport, Inc., ATTN: Secretary, 17305 Daimler Street, Irvine, California 92614.

By Order of the Board of Directors

/s/ Jerrell W. Shelton

Chairman, President and Chief Executive Officer

PRELIMINARY DRAFT - SUBJECT TO COMPLETION YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet – QUICK Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2018. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1. 1. Election of Directors (1) Richard Berman (2) Dr. Robert up Hariri, M.D., Ph.D. (3) Dr. Ramkumar Mandalam, Ph.D. (4) Jerrell W. Shelton (5) Edward J. Zecchini FOR WITHHOLD FOR ALL ALL ALL EXCEPT To withhold authority to vote for any one or more individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) number(s) on the line below: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3, 4, 5 AND 6. 2. To ratify the Audit Committee’s selection FOR AGAINST ABSTAIN of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2018. By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. 3. To approve the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan. 4. To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 shares to 100,000,000 shares. 5. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2018 Annual Meeting of Stockholders. 6. To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the Authorized Shares Proposal. FOR AGAINST ABSTAIN Please mark your votes like this FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN CONTROL NUMBER Signature______________________________________________ Signature, ________________________________________ Date___________, 2018 NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available at: http://www.cstproxy.com/cryoport/2018 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CRYOPORT, INC. This Proxy is Solicited on Behalf of the Board of Directors For the 2018 Annual Meeting of Stockholders To Be Held Thursday, May 17, 2018, at 10 a.m. Pacific Daylight Time The undersigned hereby appoints Robert S. Stefanovich with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of CRYOPORT, INC. to be held on May 17, 2018 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of capital stock which the undersigned may be entitled to vote at said meeting. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSON NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. (Continued, and to be marked, dated and signed, on the other side)

Appendix A

Cryoport, Inc.
2018 Omnibus Equity Incentive Plan

ARTICLE 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1       Establishment; Impact on Prior Plans. Cryoport, Inc. (the “Company”) hereby establishes the “Cryoport, Inc. 2018 Omnibus Equity Incentive Plan” (the “Plan”). The Plan will supersede and replace the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) and all other Prior Plans (as defined below). The 2015 Plan and all other Prior Plans will remain in effect until all awards granted under the 2015 Plan and such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such awards. No awards will be made pursuant the 2015 Plan or any other Prior Plan on or after the Effective Date (as defined below).

1.2       Purpose. The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the continued growth and profitability of the Company. The Plan seeks to achieve this purpose by providing Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Grant Awards, and Stock Unit Awards.

1.3       Effective Date; Effect of Non-Approval. The Plan was adopted by the Company’s Board of Directors on March 28, 2018 and shall become effective on the date it is approved by the Company’s stockholders at the Company’s 2018 Annual Meeting (the “Effective Date”). If the Plan is not approved by the Company’s stockholders, the 2015 Plan shall remain in effect in accordance with its terms.

1.4       Expiration Date. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in effect according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 2
DEFINITIONS

2.1       Definitions. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular. For purposes of this Plan, the following words and phrases will have the following meanings:

(a)       “Affiliate” means: (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)       “Annual Meeting” means the dates established for the annual meetings of the Company’s stockholders pursuant to the Company’s Bylaws.

(c)       “Award” means any Option, Stock Appreciation Right, Restricted Stock Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant Award or Stock Unit Award granted pursuant to the Plan.

(d)       “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.

(e)       “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)       “Cause” means, for purposes of termination of a Participant’s employment (or service), unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company, any one of the following: (i) gross and willful misconduct which results in material injury to the Company; (ii) engaging in fraudulent conduct with respect to the Company’s or any of its Affiliates’ business or conduct of a criminal nature that may have an adverse impact on the Company’s or any of its Affiliates’ standing and reputation; (iii) the material failure or refusal of a Participant to perform the duties required of the Participant by the Board (or the Participant’s supervisor), which inappropriate failure or refusal is not cured within thirty (30) days following receipt, by Participant, of written notice from the Board (or the Participant’s supervisor) specifying the factors or events constituting such failure or refusal; (iv) the use of drugs and/or alcohol in violation of the Company’s then current Company policies; or (vi) engaging in conduct that has resulted or could result in significant reputational harm to the Company.

(g)       “Change in Control” means, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company, any one or more of the following events:

(i)       the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change in Control.” This clause (i) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(ii)       as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii)       during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the Incumbent Directors of the Company then still in office who were directors of the Company at the beginning of any such period; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv)       the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

(v)       the date that any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company.

The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Additionally, a transaction shall not constitute a “Change in Control” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred until (i) any required regulatory approval, including any final non-appealable regulatory order, has been obtained, and (ii) the transaction that would otherwise constitute the “Change in Control” closes. Except as otherwise provided in an Award Agreement, a “Change in Control” shall not occur in the case of an Award that is subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code.

(h)       “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(i)        “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(j)        “Committee” means the Compensation Committee or any such committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) “independent” for purposes of the applicable NASDAQ Listing Rules.

(k)       “Company” means Cryoport, Inc., or any successor as provided in Section 19.4.

(l)       “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however, that a Consultant may become Participant this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

(m)       “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. In the case of an Incentive Stock Option, the term “Disability” shall have the meaning ascribed to it in Section 22(c)(3) of the Code.

(n)       “Effective Date” means the date on which the stockholders of the Company approve the Plan as described in Section 1.3.

(o)       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(q)       “Fair Market Value” means the closing price of one share of Stock as reported on the NASDAQ or such other exchange on which the Stock is then traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the price on the first immediately preceding business day on which Stock was so traded.

(r)       “Good Reason” means, for the purposes of termination of a Participant’s employment, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company, any of the following: (i) a material, adverse change in the Participant’s authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position); (ii) a material reduction in the Participant’s base salary; or (iii) the Company’s decision to permanently relocate a Participant’s residence or the Company’s principal business office by more than sixty (60) miles from its then current location. However, none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within thirty (30) days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written objection, and the participant resigns his or her employment within the (30) days following the expiration of that cure period.

(s)       “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(t)        “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(u)       “Non-Employee Director” means a member of the Board who, as of the Grant Date, is not an employee.

(v)       “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(w)       “Option” means an Award granted pursuant to Article 6 to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(x)        “Participant” means an individual who, as an employee, officer or Non-Employee Director of, or Consultant to, the Company, or any Affiliate, has been granted an Award under the Plan.

(y)        “Performance Cash Award” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(z)        “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals may (but need not) include: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market penetration; geographic goals; business expansion goals; development of strategic relationships with customers and/or vendors; and development and execution on strategic acquisitions. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards.

(aa)      “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(bb)      “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award that vests based on the attainment of Performance Goals.

(cc)       “Performance Share” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(dd)       “Performance Share Unit” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock, cash, or a combination thereof, depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(ee)       “Plan” means the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan.

(ff)        “Prior Plan” means the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan, and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

(gg)       Restricted Stock” means Stock granted pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.

(hh)      “Restricted Stock Right” means an Award granted pursuant to Article 7 evidencing the right to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(ii)       “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is twenty percent (20%) or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding thirty six (36) months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a “Separation from Service” has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a Non-Employee Director, “Separation from Service” means that such individual has ceased to be a member of the Board.

(jj)       Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a “Specified Employee” during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(kk)    “Stock” means the Common Stock of the Company, no par value per share.

(ll)       “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6 evidencing the right to receive a payment in cash or Stock equal to the excess of the Fair Market Value of one share of Stock on the date the SAR is settled over the Fair Market Value of one share of Stock on the Grant Date.

(mm)    “Stock Grant Award” means the grant of Stock pursuant to Article 9.

(nn)     “Stock Unit Award” means an Award granted pursuant to Article 9 evidencing the right to receive a payment in the form of cash or Stock, or a combination thereof.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1       General Eligibility. Awards may be made only to those Participants who are employees, officers, Consultants to, and Non-Employee Directors of, the Company on the Grant Date of the Award. Awards may also be granted to prospective employees or non-employee members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Affiliate.

3.2       Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 4
ADMINISTRATION

4.1       Administration by the Committee. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (a) interpret the Plan; (b) prescribe, amend, and rescind rules and regulations relating to the Plan; (c) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (d) make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

4.2       Authority of the Committee. The Committee shall have the authority, in its sole discretion, to determine: (a) the Participants who are entitled to receive Awards under the Plan; (b) the types of Awards; (c) the times when Awards shall be granted; (d) the number of Awards; (e) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (f) the restrictions applicable to Awards; (g) the form of each Award Agreement, which need not be the same for each Participant; (h) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be cancelled, forfeited, exchanged or surrendered; (i) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate; (j) whether to establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) whether to correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.

4.3       Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine. Each Award Agreement shall set forth the extent to which a Participant shall have the right to retain and/or exercise an Award following termination of employment (or service) and the medium of payment for each Award, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with rules adopted by the Committee.

4.4       Delegation. As permitted by law and the rules of the NASDAQ or such other exchange on which the Stock is then traded, the Committee may delegate any authority granted to it pursuant to the Plan; provided, that: (i) any resolution of the Committee authorizing such delegation to other Company officer(s) must, at a minimum, specify the total number of shares of Stock subject to Awards that such officer(s) may so award and the vesting schedule applicable to such Awards; and (ii) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award

4.5       Decisions Binding. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5
STOCK SUBJECT TO THE PLAN

5.1       Number of Shares. Subject to adjustments provided in Sections 5.2 and 5.3, the total number of shares of Stock reserved and available for grant under the Plan is 3,730,179, plus the number of shares of Stock that were authorized but unissued under the 2015 Plan and all Prior Plans as of the Effective Date (1,269,821 shares as of March 22, 2018). As provided in Section 1.1, no awards will be made pursuant any Prior Plan on or after the Effective Date. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

5.2       Share Counting; Lapsed Awards. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:

(a)       The number of shares of Stock available for grant under this Plan shall be reduced by one (1) share of Stock for each share subject to Awards granted under the Plan.

(b)       If any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date terminates, expires, or lapses for any reason, or is settled in cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award or Prior Plan award, then in each such case, the number of shares of Stock subject to such Award or award under any Prior Plan shall again be available or added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(c)       In the event that any shares of Stock are tendered or withheld to pay the exercise price of a stock-settled SAR or an Option (for example, through a broker-assisted “cashless” exercise of an Option) or an option granted under any Prior Plan (or a portion thereof), then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(d)       In the event that any shares of Stock are tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award or an award granted under any Prior Plan, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(e)       If the provisions of this Section 5.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 5.2 but only to this extent that this Section 5.2 applies to Incentive Stock Options.

(f)       The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.

5.3       Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make an adjustment in: (a) the number and class of shares of Stock which may be delivered under the Plan; (b) the number of shares of Stock set forth in Sections 5.1, 5.4, and 5.5 and any other similar numeric and share-denominated limit expressed in the Plan; and (c) the number and class of and or price of shares of Stock subject to each outstanding Award. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 5.3 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.

5.4       Annual Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3: (a) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Awards granted under the Plan other than Options or SARs shall be 1,000,000; and (b) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Option or SAR Awards granted under the Plan shall also be 1,000,000.

5.5       Annual Limitation on Number of Shares Subject to Non-Employee Director Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year as a Non-Employee Director, shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later and if a Non-Employee Director serves the Company in more than one capacity during any calendar year, the total compensation limit described in this Section 5.5 shall only apply to the compensation paid for services performed as a Non-Employee Director.

5.6       Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.3, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.

ARTICLE 6
STOCK OPTIONS; STOCK APPRECIATION RIGHTS

6.1       Grant of Options. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Non-Qualified Stock Options or Incentive Stock Options to such Participants and in such amounts as it shall determine.

(a)       Exercise Price; No Re-pricing. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, an Option may not be amended, modified, or repriced to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, in connection with a Change in Control of the Company.

(b)       Duration of Options. Each Option shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all Options shall lapse and no longer be exercisable no later than ten (10) years from the Grant Date.

(c)       Time and Conditions of Exercise. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. The granting of an Option will impose no obligation upon the Participant to exercise such Option.

(d)         Payment. As determined by the Committee, the exercise price of an Option shall be paid in full: (i) in cash; (ii) in previously-acquired Stock (through actual tender or by attestation), valued at its Fair Market Value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a Non-Qualified Stock Option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof.

6.2       Grant of Incentive Stock Options. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 6:

(a)       Employee Only. Incentive Stock Options shall be granted only to Participants who are employees.

(b)       Exercise Price. Subject to Section 6.2(f), no Incentive Stock Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(c)       Exercise. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.

(d)         Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(i)       The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set forth in the Award Agreement.

(ii)       The Incentive Stock Option shall lapse ninety (90) days following the effective date of the Participant’s termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)       If the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled expiration date of the Option; or (b) twelve (12) months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e)       Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(f)       Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of the Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

(g)       Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date.

(h)       Right to Exercise. Except as provided in Section 6.2(d)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(i)       Annual Limitation on Number of Shares Subject to Incentive Stock Options. The maximum number of shares of Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 5.1.

6.3       Grant of Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to such Participants and in such amounts as it shall determine. SARs may be granted in connection with the grant of an Option, in which case the settlement of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. SARs may also be granted independently of Options.

(a)       Base Value; No Re-pricing. The base value per share of Stock subject to any SAR shall be equal to the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, a SAR may not be amended, modified, or repriced to reduce the base value after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, a Change in Control of the Company.

(b)       Duration of Stock Appreciation Rights. Each SAR shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all SARs shall lapse no later than ten (10) years from the Grant Date.

(c)       Payment. As determined by the Committee, payment for SARs shall be made in cash, Stock, or a combination thereof at the time specified in the Award Agreement.

ARTICLE 7
RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK

7.1         Grant of Restricted Stock Rights and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2         Grant of Restricted Stock Rights.

(a)       Voting Rights. During the applicable period of restriction, Participants holding Restricted Stock Rights shall have no voting rights with respect to the shares subject to such Restricted Stock Rights. If the Restricted Stock Rights are settled in shares of Stock, voting rights will be available only after the issuance of the shares of Stock underlying the Award.

(b)       Issuance and Restrictions. Restricted Stock Rights grant a Participant the right to receive a specified number of shares of Stock, or cash equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(c)       Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock Rights that are at that time subject to restrictions shall be forfeited.

(d)       Form and Timing of Payment. Payment for any vested Restricted Stock Rights shall be made in the manner and at the time designated by the Committee in the Award Agreement.

7.3         Grant of Restricted Stock.

(a)       Voting Rights; Dividend Rights. Except as otherwise provided in an Award Agreement, Participants holding Restricted Stock shall have the right to vote the shares subject to such Restricted Stock as of the Grant Date for the Award. Any shares of Stock or any other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as the underlying Restricted Stock Award.

(b)       Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions, including restrictions on transferability, as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(c)       Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock that is still subject to restrictions shall be forfeited.

(d)       Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS

8.1       Grant of Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to such Participants in such amounts as it shall determine. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.2       Grant of Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to such Participants in such amounts as it shall determine. A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock, cash, or a combination thereof, depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.3       Grant of Performance Cash. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to such Participants in such amounts as it shall determine. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.4       Performance Goals. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. Except as otherwise may be required by applicable law or regulation, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Article 8.

ARTICLE 9
STOCK GRANT AND STOCK UNIT AWARDS

9.1       Grant of Stock. Subject to the provisions of the Plan, Stock Grant Awards may be granted to one or more Participants at any time and from time to time, upon such terms and condition as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2       Grant of Stock Units. Subject to the provisions of the Plan, Stock Unit Awards may be granted to one or more Participants at any time and from time to time, upon such terms and conditions as shall be determined by the Committee. A Stock Unit Award grants a Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 10
CHANGE IN CONTROL

10.1       Double Trigger. Except as set forth in Section 10.2, in the event the Company terminates a Participant’s employment (or Board service) without Cause, or a Participant resigns his or her employment for Good Reason, in either case, in connection with or within twenty-four (24) months following a Change in Control, then, any outstanding but unvested Options, SARs, and other Awards shall become fully exercisable and vested as of the date of the Participant’s termination of employment (or service). With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.1 shall be done in compliance with Section 409A of the Code.

10.2       Committee Discretion. Notwithstanding Section 10.1, the Committee shall have the authority and discretion, to provide, in an Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse upon the closing a transaction that results in a Change in Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Article 6, the excess Options shall be deemed to be Non-Qualified Stock Options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (i) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (ii) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.2 shall be done in compliance with Section 409A of the Code.

10.3       Participant Consent Not Required. Nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Committee pursuant to this Article 10.

ARTICLE 11
NON-TRANSFERABILITY

11.1       General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 11.2, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any period of restriction or satisfaction of Performance Goals for a Performance Period, as determined by the Committee.

11.2       Beneficiary Designation. Notwithstanding Section 11.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in the case of Incentive Stock Options and in accordance with Article 6, upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

ARTICLE 12
COMPANY DISCRETION; EVIDENCE OF OWNERSHIP; CLAWBACK

12.1       Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

12.2       Participant. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

12.3       No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

12.4       Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership, is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.5       Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NASDAQ or such other exchange on which the Stock is then traded pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 13
SUBSTITUTION OF AWARDS

Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Article 14 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1       Amendment, Modification, Termination. The Committee may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.3, neither the Board nor the Committee may, without the approval of the stockholders: (a) reduce the purchase price, exercise price, or base value of any outstanding Award, including any Option or SAR; (b) increase the numeric limits set forth in Sections 5.1, 5.4, 5.5 and any other similar numeric limit expressed in the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a re-pricing under the rules of the NASDAQ or such other exchange on which the Stock is then traded; (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price and/or base value that is less than the exercise price and/or base value of the original Option or SAR; (f) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (g) expand the types of Awards available for grant under the Plan; or (h) expand the class of individuals eligible to participate in the Plan.

14.2       Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (a) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (b) does not adversely affect in any material way the rights of the holder; or (c) is made pursuant to an adjustment as provided in Section 5.3.

ARTICLE 15
TAX WITHHOLDING

15.1       Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods.

15.2       Form of Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by: (a) using already owned shares of Stock; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the applicable withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

15.3       Tax upon Disposition of Shares Subject to Section 422 Restrictions. In the event that a Participant disposes (whether by sale, exchange, gift, the use of a qualified domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award in favor of a spouse), of any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

ARTICLE 16
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him harmless.

ARTICLE 17
REQUIREMENTS OF LAW

17.1       Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.2       Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of California. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.

17.3       Section 409A of the Code.

(a)       General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b)       Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, and only to the extent necessary in order to avoid the imposition of adverse tax consequences under Section 409A of the Code, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)       Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

17.4       Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.5       Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

ARTICLE 18
GENERAL PROVISIONS

18.1       Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the Committee, at any time and from time to time, may with respect to Awards other than Options or SARs, grant, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends (“Dividend Equivalents”) with respect to the number of shares of Stock covered by an Award. The Committee may, in the Award Agreement, provide that the Dividend Equivalents, if any, shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid to the Participant unless and until the underlying Award vests and is paid.

18.2       Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the claims of general creditors of the Company.

18.3       No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

18.4       Titles and Headings. The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.5       Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

18.6       Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 13.4, shall remain in full force and effect.

Cryoport, Inc.

By:

Name:
Date
Title:

Appendix B

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CRYOPORT, INC.

First:       The name of the Corporation is Cryoport, Inc. (the “Corporation”)

Second: The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) shall be amended by replacing Article V.A. with the following:

V.A.

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001. The total number of common stock authorized that may be issued by the Corporation is One Hundred Million (100,000,000). The second class of stock shall be preferred stock, par value $0.001. The total number of preferred stock authorized that may be issued by the Corporation is Two Million Five Hundred Thousand (2,500,000), of which 800,000 are designated as Class A Preferred Stock and 585,000 are designated as Class B Preferred Stock. The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

Third:     The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles have voted in favor of the amendment is _________.

Effective as of ____________.

CRYOPORT, INC.

By:
Jerrell Shelton, Chief Executive Officer